UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 Or 15(D) of The
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  July 28, 2011

American Standard Energy Corp.
(Exact name of registrant as specified in charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of	(Commission File Number)	(IRS Employee
Incorporation or organization)		Identification No.)

4800 North Scottsdale Road, Suite 1400
Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480) 371-1929
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Copies to:
Gregg E. Jaclin, Esq.
Pete D. Visalli, Esq.
Gary S. Eaton, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 27, 2011 American Standard Energy Corp. (the “Company”) filed a Form 8-K announcing the Company had entered into an agreement with DeGolyer and MacNaughton (“D & M”) in connection with the petroleum engineering and other services which D & M has been, or may in the future be, asked to perform on behalf of the Company.  On the cover page of that filing the telephone number was entered incorrectly with two numbers transposed.  The Company’s correct phone number is (480) 371-1929.

That is the only change to the Form 8-K filed on July 27, 2011.

Item 8.01 Other Events

On July 26, 2011 American Standard Energy Corp. (the “Company”) entered into an agreement with DeGolyer and MacNaughton (“D & M”) in connection with the petroleum engineering and other services which D & M has been, or may in the future be, asked to perform on behalf of the Company.  D & M, a Dallas, TX based company established in 1936, offers international reservoir appraisal, field development planning services.  D & M’s services include Appraisals, Reserves Assessment, Reservoir Simulation, Engineering Analysis, Petrophysical Studies, Geophysical Studies, Geolocial Studies, and Economic Forecasts, among others.

Item 9.01Financial Statement and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

American Standard Energy Corp.

Date: July 28, 2011	By:	/s/ Scott Feldhacker
Name: Scott Feldhacker
Title: Chief Executive Officer